Exhibit 10.3

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) is made as of November 6, 2022 (the “Effective Date”) by and between Arjun Aggarwal and Desktop Metal, Inc., a Delaware corporation (the “Company”).

WHEREAS, Executive currently serves as Executive Vice President, Corporate Development of the Company;

WHEREAS, the parties have agreed that at the conclusion of the Transition Term Executive shall no longer serve as Executive Vice President, Corporate Development; and

WHEREAS, the Company desires to provide for an orderly transition of Executive’s duties and responsibilities and Executive desires to assist the Company in realizing an orderly transition.

NOW, THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Executive and the Company (collectively referred to as the “parties” or individually as a “party”) hereby agree as follows:

1.Transition Term.
(a)Effective as of the Termination Date, Executive shall cease to serve as the Executive Vice President, Corporate Development and shall cease to serve in any other officer or director capacity with the Company or any of its subsidiaries. From the Effective Date through January 2, 2023 (the “Transition Term”) Executive shall continue as a full-time (except as provided below), at-will non-officer employee of the Company and shall provide such duties and responsibilities as may be reasonably requested by the Company, including assisting with the transition of the Corporate Development activities to new leadership (the “Services”).  During the Transition Term, Executive will perform the Services in substantially the same manner and with substantially the same effort, time commitment and level of care as Executive has historically performed duties for the Company prior to the Effective Date and, in all instances, in compliance with all applicable laws and Company policies.
(b)During the Transition Term, the Company shall continue to pay Executive a salary at an annual rate of $350,000, pro-rated for any partial period of service and less all amounts required or authorized to be withheld by law, including all applicable federal, state and local withholding taxes, payable in accordance with the Company’s standard payroll policies (the “Current Salary”). During the Transition Term, Executive shall continue to be eligible to participate in the same medical, dental and health and welfare benefit plans that Executive participated in on the Effective Date, subject to the terms and conditions of such plans.  Executive shall not be eligible for any bonus payment for the Company’s 2022 bonus.  During the Transition Term you will continue to vest in any previously granted equity.
(c)During the Transition Term, Executive will comply in full with Executive’s obligations under this Agreement and Executive’s obligations under the Executive’s Invention and Non-Disclosure Agreement and Non-Competition and Non-Solicitation Agreement with the Company (collectively, the “Restrictive Covenant Agreements”).  The parties hereby agree that for good and valuable consideration the obligations set forth herein in the Restrictive Covenant Agreement shall be in force for a period of 12 months from the Termination Date.

(d)If the Company terminates Executive’s employment prior to the last day of the Transition Term without Cause (as defined herein), and subject to (i) Executive’s continued compliance with the Restrictive Covenant Agreements and (ii) Executive executing the Release within seven (7) days following the Termination Date and such Release becoming effective on the Subsequent Release Effective Date, the Company shall pay to Executive any unpaid portion of the Current Salary that would have been paid to Executive had Executive remained continuously employed by the Company through the last day of the Transition Term and the Executive shall be entitled to the Severance,  COBRA and the extension of exercise period set forth in Section 4 of this Agreement.

For purposes of this Agreement, “Cause” shall mean your violation of a Company policy or rule; your breach, attempted breach, or violation of any non-competition or non-solicitation agreement you have with the Company; your failure to materially perform job duties and responsibilities reasonably expected of your position; your arrest for, conviction of, or plea of guilty, nolo contendere, or no contest to any felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; your dishonest statements or acts with respect to or affecting the Company; your gross negligence, willful misconduct or insubordination; or other conduct by you that could be harmful to the business, interests or reputation of the Company.

2.At-Will Employment. Executive acknowledges and agrees that Executive’s employment with the Company shall terminate effective as of January 2, 2023, unless earlier terminated in accordance with the terms of this Agreement (the actual date of Executive’s termination of employment, the “Termination Date”). Notwithstanding the foregoing, Executive’s employment with the Company will at all times remain terminable by either Executive or the Company at will, and nothing in this Agreement confers upon Executive any right to continue to serve as an employee or other service provider of the Company or interferes with or restricts the rights of the Company to discharge or terminate the services of Executive at any time for any or no reason, with or without Cause, subject to the provisions of Section 4. Effective as of the Termination Date, Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, the Company.

3.Post Transition Term Payments and Benefits. If Executive remains continuously employed by the Company through the Transition Term, and provided that Executive complies with the terms of this Agreement at all times, and subject to (i) Executive’s continued compliance with the Restrictive Covenant Agreements and (ii) Executive executing the General Waiver and Release of Claims in the form attached hereto as Exhibit A (the “Release”) within seven (7)  following the Termination Date and such Release becoming effective upon expiration of any applicable revocation period set forth in the attached Exhibit A (such effective date being the “Subsequent Release Effective Date”), as a material inducement for Executive to enter into this Agreement, Executive shall be entitled to receive the benefits set forth in Section 4.
4.COBRA, Severance and Extension of Exercise Period.

(i)The Company will pay Executive severance equal to 6 months of Executive’s base salary rate, less applicable taxes, garnishments and any other withholding required by law or authorized by Executive.  The severance will be paid semi-monthly in 12 equal installments.
(ii)The COBRA Benefits through June 30, 2023. Notwithstanding the foregoing, if at any time the Company determines that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or incurring an excise tax, the Company may alter the manner in which medical, dental and/or vision insurance coverage is provided to Executive after the Termination Date to the extent it does not increase the after-tax cost or materially diminish the level of such coverage for Executive.

Upon Executive’s termination of employment for any reason, the Company shall pay to Executive (i) Executive’s earned but unpaid base salary through the Termination Date and (ii) any other amounts or benefits, if any, under the Company’s employee benefit plans, programs or arrangements to which Executive may be entitled pursuant to the terms of such plans, programs or arrangements or applicable law, payable in accordance with the terms of such plans, programs or arrangements or as otherwise required by applicable law.  Except as expressly set forth herein, all other rights and benefits of Executive will terminate on the Termination Date. In addition, the benefits provided in Section 4(i) are intended to be paid in lieu of any severance payments or benefits Executive may otherwise be entitled to receive under the offer letter or any other plan, program, policy or agreement with the Company or any of its affiliates (collectively, “Other Arrangements”).  Therefore, Executive shall not be entitled to receive any severance payments or severance benefits (including any accelerated vesting of equity awards) pursuant to any Other Arrangements.

(iii)Provided Executive is employed by the Company on through the Transition Term the stock option agreements between the Company and Executive are hereby amended such that, notwithstanding anything to the contrary contained in such agreements, the last day on which such employee shall be entitled to exercise options that are vested pursuant to such agreements shall be the earlier of 60 months from the Termination Date (as defined herein) and the Final Exercise Date, as defined in such employee’s stock option agreements, subject to earlier termination in the event of a corporate transaction pursuant to the terms of the applicable equity plan.
5.General Release and Waiver.
(a)Release of Claims.  In consideration for the execution and delivery of this Agreement, and the undertakings provided for herein, none of which is otherwise required, and as a material inducement for the Company to enter into this Agreement, Executive agrees that, other than with respect to the Retained Claims (as defined in Section 5(b) below), the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of their direct or indirect subsidiaries and affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up to and through the date Executive signs this Agreement, including, without limitation:
(i)any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;
(ii)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(iii)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(iv)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002;
(v)any and all claims for violation of the federal or any state constitution;
(vi)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(vii)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this release;
(viii)any and all claims arising out of the wage and hour and wage payments laws and regulations of the state or states in which Executive has provided service to the Company or any of its affiliates (including without limitation the Massachusetts Payment of Wages Law); and

(ix)any and all claims for attorneys’ fees and costs.
(b)Retained Claims.  Executive agrees that the release set forth in this Section 5 shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested equity securities of the Company or Executive’s right to indemnification by the Company or any of its affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”).  This release also does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, and claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law.
(c)Waiver.  Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this release, as set forth in Section 5(d).  Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.  Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this release; (b) Executive has 21 days within which to consider this release, and the parties agree that such time period to review this release shall not be extended upon any material or immaterial changes to this Agreement; (c) Executive has 7 days following Executive’s execution of this release to revoke this release pursuant to written notice to the Secretary of the Company; (d) this release shall not be effective until after the revocation period has expired; and (e) nothing in this release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Executive signs this Agreement and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this release.
(d)Effective Date.  Each party has seven days after that party signs this Agreement to revoke it and this release will become effective on the eighth day after Executive signs this Agreement, so long as it has been signed by the parties and has not been revoked by either party before that date.
(e)Voluntary Execution of Release.  Executive understands and agrees that

Executive executed this release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees.  Executive acknowledges that:  (a) Executive has read this release; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this release; (c) Executive has been represented in the preparation, negotiation, and execution of this release by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this release and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this release.
6.Return of Company Property.  On the Termination Date or such earlier date as requested by the Company, Executive shall return any property of the Company or its affiliates (including, without limitation, proprietary information or intellectual property) that is within Executive’s custody or control.
7.Non-Disparagement.  The Executive agrees, from and after the date of this Agreement, to refrain from Disparaging (as defined below) the Company and its affiliates, including any of its services, technologies or practices, or any of its directors, officers, agents, representatives or stockholders, either orally or in writing.  Nothing in this paragraph shall preclude Executive from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to defend or enforce a party’s rights under this Agreement. The Company agrees and shall use best efforts to cause its respective officers and directors to refrain from Disparaging Executive.   For purposes of this Agreement, “Disparaging” means making remarks, comments or statements, whether written or oral, that impugn the character, integrity, reputation or abilities of the Person being disparaged.
8.Continuing Obligations. The Company and Executive agree that the Restrictive Covenant Agreements shall remain in full force and effect after the Termination Date in accordance with the terms of such agreements as modified herein.

9.Taxes.  The Company shall be entitled to (and intends to) withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges.  To the extent any taxes may be due on the payments to Executive provided in this Agreement beyond any withheld by the Company, Executive agrees to pay them himself.  Executive further agrees to provide any and all information pertaining to Executive upon request as reasonably necessary for the Company and its affiliates to comply with applicable tax laws.
10.General Provisions.
(a)Successors and Assigns.  The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company.  The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  The failure of any such successor to so assume this Agreement shall constitute a material breach of this Agreement by the Company.  As used in this Section 10(a), the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.  Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement.  This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
(b)Severability.  In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
(c)Interpretation; Construction.  The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.  This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms.  Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.  Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
(d)Governing Law.  This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the Commonwealth of Massachusetts without reference to the principles of conflicts of law of the Commonwealth of Massachusetts or any other jurisdiction, and where applicable, the laws of the United States.
(e)Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:  (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to Executive at the address set forth below and to the Company at its principal place of business, or such other address as either party may specify in writing.
(f)Survival.  Sections 7 (“Non-Disparagement”), 8 (“Continuing Obligations”) and 10 (“General Provisions”) of this Agreement shall survive the expiration or termination of this Agreement.
(g)Entire Agreement.  The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the

Company and supersede all prior understandings and agreements, whether written or oral, other than as set forth in Section 8 of this Agreement.  This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
(h)Whistleblower Protections; Trade Secrets. Nothing in this Agreement, the Restrictive Covenant Agreements or any other prior agreement between Executive and the Company (together, the “Subject Documents”) prevents Executive from reporting possible violations of law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies).  Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in any Subject Document: (a) Executive shall not be in breach of any Subject Document, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(i)Code Section 409A.
(i)The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.
(ii)If Executive is deemed by the Company at the time of Executive’s “separation from service” within the meaning of Section 409A to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of Executive’s separation from service with the Company or (ii) the date of Executive’s death.  Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.
(iii)Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.  Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.
(iv)To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Executive shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred; provided, that Executive submits Executive’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year and the amount of in-kind benefits provided in one year shall not affect the amount eligible for reimbursement or in-kind benefits to be provided in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to reimbursement or in-kind benefits under this Agreement will not be subject to liquidation or exchange for another benefit.
(j)Consultation with Legal and Financial Advisors.  By executing this Agreement, Executive acknowledges that this Agreement confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged Executive to consult with Executive’s personal legal and financial advisors; and that Executive has had adequate time to consult with Executive’s advisors before executing this Agreement.
(k)Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

DESKTOP METAL, INC.

/s/ Ric Fulop    Date: November 6, 2022

Ric Fulop

Chief Executive Officer

EXECUTIVE

/s/ Arjun Aggarwal   Date:November 6, 2022

Arjun Aggarwal

Exhibit A

GENERAL WAIVER AND RELEASE OF CLAIMS

Reference is made to the Transition and Separation Agreement, dated as of _____________, 2022 (the “Agreement”), to which this General Waiver and Release of Claims (the “Release”) is attached.  Capitalized terms used but not defined in this Release will have the meanings given to them in the Agreement.

1.Release of Claims.  Executive agrees that, other than with respect to the Retained Claims (as defined in Section 5(b) below), the consideration described in Section 4 of the Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company, any of their direct or indirect subsidiaries and affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up to and through the date Executive signs this Release, including, without limitation:
(i)any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;
(ii)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(iii)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(iv)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002;
(v)any and all claims for violation of the federal or any state constitution;
(vi)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(vii)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-

withholding or other tax treatment of any of the proceeds received by Executive as a result of this release;
(viii)any and all claims arising out of the wage and hour and wage payments laws and regulations of the state or states in which Executive has provided service to the Company or any of its affiliates (including without limitation the Massachusetts Payment of Wages Law); and
(ix)any and all claims for attorneys’ fees and costs.
2.Retained Claims.  Executive agrees that this Release shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested equity securities of the Company or Executive’s right to indemnification by the Company or any of its affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”).  This Release also does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, and claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law.
3.Waiver.  Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this release, as set forth in Section 4.  Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.  Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Release; (b) Executive has 7 days within which to consider this Release, and the parties agree that such time period to review this Release shall not be extended upon any material or immaterial changes to this Agreement; (c) Executive has 7 days following Executive’s execution of this Release to revoke this Release pursuant to written notice to the Secretary of the Company; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Executive signs this Release and returns it to the Company in less than the 7 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Release.
4.Effective Date.  Each party has seven days after that party signs this Release to revoke it and this Release will become effective on the eighth day after Executive signs it, so long as it has been signed by the parties and has not been revoked by either party before that date.
5.Voluntary Execution of Release.  Executive understands and agrees that Executive executed this Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees.  Executive acknowledges that: (a) Executive has read this Release; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Release; (c) Executive has been represented in the preparation, negotiation, and execution of this Release by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Release and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Release.
6.Amendment, Governing Law and Notice.  This Release is final and binding and may only be amended in a writing signed by Executive and a duly authorized officer of the Company.  Sections 10(d) and (e) of the Agreement will apply to this Release mutatis mutandis.

7.General Release. For the avoidance of doubt, this Release does not replace or in any way limit the general release and waiver in Section 5 of the Agreement.

Executed: ______________

_______________________

Arjun Aggarwal